Exhibit 5 and 23.1 - Opinion and Consent of Counsel

December 6, 1994

SCI Systems, Inc.
2101 Clinton Avenue
Huntsville, Alabama 35805

RE:  Registration Statement on Form S-8
					SCI Systems, Inc. 1994 Stock Option Incentive Plan (the "Plan")

Ladies and Gentlemen:

I have served as counsel for SCI Systems, Inc., a Delaware Corporation
(the "Company"), in connection with the registration under the Securities Act of 1933, as amended, pursuant to Registration Statement on Form S-8 (the "Registration Statement"), of an aggregate of 1,300,000 shares (the "Shares") of common stock, $.10 par value, of the Company, to be issued and sold by the Company upon the exercise of options granted to certain employees of the Company pursuant to the Plan.

I have examined and am familiar with originals or copies (certified, photostatic or otherwise identified to my satisfaction) of such documents, corporate records and other instruments relating to the incorporation of the Company and the authorization of the grants of stock options pursuant to the Plan as I have deemed necessary and advisable. In such examinations, I have assumed the genuineness of all signatures on all originals and copies of documents I have examined, the authenticity of all documents submitted to me as originals and the conformity to original documents of all certified, conformed or photostatic copies. As to questions of fact material and relevant to my opinion, I have relied upon certificates or representations of Company officials and of appropriate governmental officials.

I express no opinion as to matters under or involving laws of any jursidiction other than the corporate law of the State of Alabama.

Based upon and subject to the foregoing and having regard for such legal considerations as I have deemed relevant, it is my opinion that:

1.  The Shares have been duly authorized; and

2. Upon the issuance and delivery of the Shares upon the exercise of options and payment therefor as provided in the Plan and as contemplated in the Registration Statement, such Shares will be legally and validly issued, fully paid and non-assessable.

I hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement.

Very truly yours,

/s/ Michael M. Sullivan
Michael M. Sullivan
Secretary/Corporate Counsel